As filed with the Securities and Exchange Commission on November 21, 2005

Registration No. 333-127525

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNION DRILLING, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1381	16-1537048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

South Pittsburgh Technology Park
3117 Washington Pike
Bridgeville, Pennsylvania 15017
(412) 257-9390
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Christopher D. Strong
President and Chief Executive Officer
Union Drilling, Inc.
South Pittsburgh Technology Park
3117 Washington Pike
Bridgeville, Pennsylvania 15017
(412) 257-9390
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edwin T. Markham Satterlee Stephens Burke & Burke LLP 230 Park Avenue New York, New York 10169 Telephone: (212) 818-9200 Fax: (212) 818-9606	Gerald S. Tanenbaum Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Telephone: (212) 701-3000 Fax: (212) 269-5420

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	10,147,060	$18.00	$182,647,080	$21,498

(1)	Includes 1,323,530 shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3)	The registrant paid a registration fee of $14,375 in connection with the filing of a registration statement on Form S-1 on August 2, 2001 (registration no. 333-66546), which was withdrawn prior to effectiveness, and an additional $3,280 in connection with the initial filing of this registration statement, and intends to offset these amounts against this registration fee pursuant to Rule 457(p).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 is being filed solely for the purpose of recalculating the registration fee for the Registration Statement (Registration No. 333-127525), and no changes or additions are being made hereby to the preliminary prospectus that forms a part of the Registration Statement or to Part II of the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeville, Commonwealth of Pennsylvania, on November 21, 2005.

UNION DRILLING, INC.

By: /s/ CHRISTOPHER D. STRONG Christopher D. Strong, President and CEO

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Union Drilling, Inc., a Delaware corporation, which is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Christopher D. Strong and Dan Steigerwald, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER D. STRONG	President and Chief Executive Officer (principal executive officer)	November 21, 2005

Christopher D. Strong

/s/ DAN E. STEIGERWALD	Vice President and Chief Financial Officer (principal financial and accounting officer)	November 21, 2005

Dan E. Steigerwald

*	Chairman of the Board (non-executive)	November 21, 2005

Thomas H. O'Neill, Jr.

*	Vice Chairman of the Board (non-executive)	November 21, 2005

W. Henry Harmon

*	Vice Chairman of the Board (non-executive)	November 21, 2005

William R. Ziegler

*	Director	November 21, 2005

Howard I. Hoffen

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Signature	Title	Date

*	Director	November 21, 2005

Gregory D. Myers

*	Director	November 21, 2005

John J. Moon

*by:   /s/ CHRISTOPHER D. STRONG

            Christopher D. Strong
            Attorney-in-fact

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